Exhibit (a)(1)(C)
NOTICE OF WITHDRAWAL
OF SURRENDER OF
CADENCE DESIGN SYSTEMS, INC.
ZERO COUPON ZERO YIELD SENIOR CONVERTIBLE NOTES DUE 2023
CUSIP Numbers: 127387AB4 and 127387AA6
Pursuant to the Company Notice
dated July 16, 2008
THIS OFFER WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME, ON AUGUST 14, 2008, THE CLOSE OF BUSINESS ON THE BUSINESS DAY PRIOR TO THE REPURCHASE DATE, AUGUST 15, 2008 (THE “REPURCHASE DATE”). HOLDERS OF CADENCE DESIGN SYSTEMS, INC. ZERO COUPON ZERO YIELD SENIOR CONVERTIBLE NOTES DUE 2023 (THE “SECURITIES”) MUST SUBMIT A REPURCHASE NOTICE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2008 IN ORDER TO RECEIVE $1,002.50 PER $1,000 PRINCIPAL AMOUNT OF SECURITIES (THE “REPURCHASE PRICE”). REPURCHASE NOTICES MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2008. HOLDERS MUST ALSO SURRENDER THE SECURITY SUBJECT TO A VALID AND TIMELY REPURCHASE NOTICE TO THE PAYING AGENT BEFORE RECEIVING ANY REPURCHASE PRICE FOR THAT SECURITY. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL REPURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.
The Paying Agent is:
The Bank of New York Mellon Corporation
Corporate Trust Operations
101 Barclay — 7 East
New York, NY 10286
Attn: Mr. William Buckley
Tel: (212) 815-5788
     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice, dated July 16, 2008, and the accompanying Repurchase Notice, of Cadence Design Systems, Inc. (the “Company”), relating to the repurchase by the Company, at the option of the Holder thereof, of the Company’s Zero Coupon Zero Yield Senior Convertible Notes due 2023 (the “Securities”) for $1,002.50 per $1,000 principal amount of the Securities, subject to the terms and conditions of the Indenture and the Option.
     This Notice of Withdrawal is to be completed by registered Holders of Securities desiring to withdraw the delivery of a Repurchase Notice with respect to such Securities in the Option if (i) a Repurchase Notice has previously been delivered to the Paying Agent, or (ii) delivery of a Repurchase Notice has been previously made pursuant to the procedures of the DTC described under the caption “Procedures to be Followed by Holders Electing to Surrender Securities for Repurchase” in the Company Notice.

Ladies and Gentlemen:
     The Undersigned hereby withdraws the Undersigned’s previously delivered Repurchase Notice with respect to the Securities described below.
     The Undersigned understands that the withdrawal of the Repurchase Notice with respect to Securities previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for repurchase for purposes of the Undersigned’s Repurchase Notice. Such withdrawn Securities may be resurrendered for repurchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Repurchase Notice.
     All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the Undersigned, and any obligations of the Undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the Undersigned.
* * *

DESCRIPTION OF SECURITIES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)	Securities Being Withdrawn
(Please fill in exactly as name(s) appear(s) on Securities)(1)	(Attach additional signed list, if necessary)
Principal Amount
	Security Certificate	Represented by	Principal Amount
	Number(s)(2)	Securities	Being Withdrawn(3)

Total Amount Being Withdrawn

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered Holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

(2)	Need not be completed if the Securities are being surrendered for repurchase by book-entry transfer.

(3)	Unless otherwise specified, the entire aggregate principal amount evidenced by such Securities will be deemed to have been withdrawn.
METHOD OF DELIVERY
☐	CHECK HERE IF SECURITIES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF SECURITIES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:
Name of Surrendering Institution:
Address:
Telephone:
Facsimile:
Contact Person:
Date Surrendered:
DTC Account Number:
Transaction Code Number:
The principal amount, if any, of Securities which remain subject to the original Repurchase Notice and which have been or will be delivered for repurchase by the Company:

2

SIGN HERE
(To Be Completed by All Registered Holders of Securities Being Withdrawn)
Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)
Date: __________________, 2008
Name(s):

(Please Print)
Capacity (full title):

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)
(See Instructions 2 and 5)
Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

(Include Zip Code)
Date: __________________, 2008

3